Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

GEOSPACE TECHNOLOGIES REPORTS FIRST QUARTER

FISCAL YEAR 2026 RESULTS

Houston, Texas – February 4, 2026 – Geospace Technologies Corporation (NASDAQ: GEOS) (“the “Company") today announced results for its first quarter ended December 31, 2025. For the three-months ended December 31, 2025, Geospace reported revenue of $25.6 million compared to revenue of $37.2 million for the comparable year-ago quarter. Net loss for the three-months ended December 31, 2025, was $9.8 million, or $(0.76) per diluted share, compared to net income of $8.4 million, or $0.65 per diluted share, for the quarter ended December 31, 2024.

Management’s Comments

Richard J. (“Rich”) Kelley, President and CEO of Geospace Technologies said, “The past year was not without its challenges many of which are reflected in our first quarter performance. We continue to operate in an environment shaped by economic uncertainty, inflation, tariffs and supply chain challenges. With that said, we remain focused on what we can control: serving our customers, running the business well, and making smart, long-term decisions. Overall, I am encouraged by how our organization performed in this difficult operating environment. We continue to invest in our future, advance our strategic initiatives, and leverage innovative technology to further diversify the business. These efforts position us well to drive sustainable growth and long-term value for our shareholders.

The Smart Water segment continues to operate in a stable yet increasingly demanding environment. As is typical in the first quarter, revenue is reduced due to seasonal deployment schedules and the timing of municipal government budget cycles. However, long-term demand for water infrastructure, treatment, and management services remains strong, driven by population growth, urbanization, aging infrastructure, and heightened regulatory and environmental standards. We are expanding the geographic reach of our sales and marketing operations to enter markets where these demand criteria exist, and our technology offers significant added value.

At the same time, the industry faces challenges including rising operating costs, climate-related variability, evolving compliance requirements, and the need for sustained capital investment. These dynamics reinforce the importance of prudent planning, operational discipline, and long-term asset stewardship.

The environment surrounding our Energy Solutions segment is defined by uncertainty and change. The global energy demand remains resilient, reflecting the essential role that oil and natural gas play in supporting economic activity, industrial production, and energy security. We were encouraged by the award of the large Permanent Reservoir Monitoring contract in fiscal year 2025, which reinforces the strength of our capabilities and market positioning. At the same time, the sector faces ongoing volatility driven by geopolitical events, inflationary pressures, regulatory developments, and evolving expectations from investors and policymakers.

Our Intelligent Industrial segment continues to generate steady, predictable revenue from our industrial sensors, imaging products and contract manufacturing solutions. As previously announced, we strengthened our security portfolio with the acquisition of GeoVox Security, the exclusive licensee of a human heartbeat detection algorithm developed by Oak Ridge National Labs. Since the acquisition, customer interest and engagement has exceeded GeoVox’s historical levels, driven largely by the reduced product form factor and the introduction of a monthly subscription model, which simplifies procurement by enabling purchase orders under operating budgets rather than capital expenditures. Combined with the consistent revenue from our long-established industrial product lines, this recurring revenue model positions the Intelligent Industrial segment for growth in 2026 and beyond.

Looking ahead, we expect continued uncertainty in global markets. While challenges remain, we believe the company is well positioned due to the quality of our portfolio, the experience and professionalism of our workforce, and our conservative financial framework. We will continue to evaluate opportunities carefully, avoid speculative investments, and remain guided by returns, risk management, and long-term shareholder value.”

Smart Water Segment

First quarter revenue from the Company’s Smart Water segment totaled $5.8 million for the three months ended December 31, 2025. This compares to $7.3 million in revenue for the same period a year ago, a decrease of 21%. This quarter’s revenue is higher than the average of the last several years’ revenue for the first quarter of the fiscal year. This decrease in revenue is due to lower demand for the Company’s Hydroconn® cable and connector products, caused by a normal seasonal decrease in demand.

Energy Solutions Segment

The Energy Solutions segment revenue totaled $14.6 million for the three months ended December 31, 2025. This compares to $24.3 million in revenue for the same period a year ago, a decrease of 40%. Revenue for the three months ended December 31, 2025 included $10.6 million of Pioneer and related equipment for an order to Dawson Geophysical announced in August 2025. However, in comparison, revenue for the first quarter of the prior year included a $17 million OBX marine wireless product sale. Additionally, the reduction in revenue for the first quarter of fiscal year 2026 was due to lower utilization of the OBX rental fleet.

Intelligent Industrial Segment

Revenue from the Company’s Intelligent Industrial segment totaled $5.1 million for the three-month period ended December 31, 2025. This is compared with $5.6 million from the same year ago period, a decrease of 8%. The decrease in revenue for the three months ended December 31, 2025, was primarily due to lower demand for industrial sensor products.  The decrease was partially offset by an increase in demand for our contract manufacturing services.

Balance Sheet and Liquidity

As of December 31, 2025, the Company had $10.6 million in cash and cash equivalents. Additionally, Company’s working capital is $52.2 million which includes $25.4 million of trade accounts and financing receivables as of December 31, 2025.The Company continues to own unencumbered property and real estate in both domestic and international locations. In fiscal year 2026, management anticipates a capital expenditure budget of $5 million and does not anticipate significant increases to the rental fleet given current market conditions.

Conference Call Information

Geospace Technologies will host a conference call to review its first quarter fiscal year 2025 financial results on Thursday, February 5, 2026, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at 833-316-1983 (US) or 785-838-9310 (International). Please reference the conference ID: GEOSQ126 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in advanced sensing, IOT and highly ruggedized products, which serve smart water, energy exploration, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 450 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS. For more information, visit www.geospace.com.

MEDIA CONTACT: Caroline Kempf, ckempf@geospace.com, 713.986.8710

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward- looking statements include, statements regarding our expected operating results and expected demand for our products in various segments and our expected capital expenditures. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Such examples include, but are not limited to, among others, statements that we make regarding our expected operating results, the timing, adoption, results and success of our rollout of our Aquana smart water valves and cloud-based control platform, future demand for our Quantum security solutions, the adoption and sale of our products in various geographic regions, potential tenders for permanent reservoir monitoring systems, sales or rentals for our ocean bottom nodes,  the adoption of Quantum's SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our Pioneer™ system, the fulfillment of customer payment obligations, the impact of the current armed conflict between Russia and Ukraine, our ability to manage changes and the continued health or availability of management personnel, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as well as other cautionary language in such Annual Report and our Quarterly Reports on Form 10-Q, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum and OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels,  the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, credit losses associated with customer accounts, inability to collect on financing receivables, lack of further orders for our ocean bottom rental equipment, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024
Revenue:
Products	$24,389	$32,645
Rental	1,197	4,578
Total revenue	25,586	37,223
Cost of revenue:
Products	20,831	14,269
Rental	2,059	2,805
Total cost of revenue	22,890	17,074

Gross profit	2,696	20,149

Operating expenses:
Selling, general and administrative	8,279	7,420
Research and development	4,489	4,894
Change in fair value of contingent consideration	196	—
Recovery of credit losses	(21)	—
Total operating expenses	12,943	12,314

Income (loss) from operations	(10,247)	7,835

Other income (expense):
Interest expense	(37)	(44)
Interest income	634	745
Foreign currency transaction gains (losses), net	3	(14)
Other, net	(37)	(33)
Total other income, net	563	654

Income (loss) before income taxes	(9,684)	8,489
Income tax expense	81	113
Net income (loss)	$(9,765)	$8,376

Income (loss) per common share:
Basic	$(0.76)	$0.66
Diluted	$(0.76)	$0.65

Weighted average common shares outstanding:
Basic	12,849,600	12,753,378
Diluted	12,849,600	12,877,387

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

(unaudited)

	December 31, 2025	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$10,579	$26,338
Trade accounts and financing receivables, net	25,356	28,009
Inventories, net	35,367	30,901
Prepaid expenses and other current assets	6,429	3,252
Total current assets	77,731	88,500

Non-current inventories, net	15,779	17,113
Rental equipment, net	7,018	8,120
Property, plant and equipment, net	24,577	23,244
Non-current financing receivables	11,917	8,190
Operating right-of-use assets	816	915
Goodwill	1,258	1,258
Other intangible assets, net	5,013	5,155
Other non-current assets	509	542
Total assets	$144,618	$153,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$15,440	$10,369
Operating lease liabilities	432	420
Other current liabilities	9,690	13,641
Total current liabilities	25,562	24,430

Contingent consideration	2,736	2,540
Non-current operating lease liabilities	441	554
Deferred tax liabilities, net	1	4
Total liabilities	28,740	27,528

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 14,446,178 and 14,378,962 shares issued, respectively; and 12,887,918 and 12,820,702 shares outstanding, respectively	144	144
Additional paid-in capital	98,959	98,845
Retained earnings	35,793	45,558
Accumulated other comprehensive loss	(4,518)	(4,538)
Treasury stock, at cost, 1,558,260 shares	(14,500)	(14,500)
Total stockholders’ equity	115,878	125,509
Total liabilities and stockholders’ equity	$144,618	$153,037

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income (loss)	$(9,765)	$8,376
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income tax benefit	(3)	—
Rental equipment depreciation	1,259	1,884
Property, plant and equipment depreciation	1,155	867
Amortization of intangible assets	141	37
Amortization of discount on note receivable	(18)	(12)
Accretion of discounts on short-term investments	—	(104)
Stock-based compensation expense	419	349
Recovery of credit losses	(21)	—
Inventory obsolescence expense	627	506
Gross (profit) loss from sale of rental equipment	78	(15,978)
(Gain) loss on disposal of property, plant and equipment	16	(86)
Realized gain on investments	—	(10)
Effects of changes in operating assets and liabilities:
Trade accounts and financing receivables	(3,155)	(3,622)
Inventories	(3,962)	(2,988)
Other assets	(3,043)	(196)
Accounts payable trade	5,071	(690)
Other liabilities	(4,066)	158
Fair value of contingent consideration	196	—
Net cash used in operating activities	(15,071)	(11,509)

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,480)	(3,199)
Proceeds from the sale of property, plant and equipment	—	89
Investment in rental equipment	(30)	(373)
Proceeds from the sale of rental equipment	2,050	65
Proceeds from the sale of short-term investments	—	9,660
Payments received on note receivable related to sale of subsidiary	71	45
Net cash (used in) provided by investing activities	(389)	6,287

Cash flows from financing activities:
Taxes payments on stock-based compensation for exchange of common stock	(305)	—
Purchase of treasury stock	—	(197)
Net cash used in financing activities	(305)	(197)

Effect of exchange rate changes on cash	6	(66)
(Decrease) in cash and cash equivalents	(15,759)	(5,485)
Cash and cash equivalents, beginning of period	26,338	6,895
Cash and cash equivalents, end of period	$10,579	$1,410

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$45	$113
Financing receivables related to sale of rental equipment	—	16,112
Inventory transferred to rental equipment	205	36

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024
Revenue:
Smart Water	$5,756	$7,288
Energy Solutions	14,636	24,282
Intelligent Industrial	5,111	5,577
Corporate	83	76
Total	$25,586	$37,223

Income (loss) from operations:
Smart Water	$(801)	$370
Energy Solutions	(3,434)	13,282
Intelligent Industrial	(813)	(940)
Corporate	(5,199)	(4,877)
Total	$(10,247)	$7,835